UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2003

FAIRCHILD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-28305
(Commission File Number)

91-1880015
(IRS Employer Identification No.)

Suite 600, 595 Hornby Street, Vancouver, BC, Canada V6C 1A4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 646-5614

Item 2. Acquisition or Disposition of Assets.

On December 2, 2002 Fairchild entered into a Participation Agreement with Patch Energy Inc., a private British Columbia company. Pursuant to the terms of a farmout and joint operating agreement dated May 1, 2002 between Patch, True Energy Inc. and Arsenal Capital Inc., Patch has the right to earn a 12.5% interest (the "Interest") in the Farmout Lands (as defined in the Farmout Agreement) by incurring 15.625% of the costs (the "Initial Costs") associated with the Test Wells (as defined in the Farmout Agreement).

Pursuant to the terms of the Participation Agreement, Fairchild has the right to earn up to a one-third (1/3) share of the Interest (the "Partial Interest"), being a 4.167% interest in the Farmout Lands in consideration of incurring an equal portion of the costs to a maximum of 5.208% of the costs associated with the Test Wells.

In order for Fairchild to earn a Partial Interest, it will pay for costs otherwise to be incurred by Patch pursuant to the terms of the Farmout Agreement, as is equal to the amount of the Partial Interest to be earned by Fairchild (the "Partial Costs") and Fairchild shall pay such Partial Costs as and when requested by Patch in order that Patch may fulfil its obligations under the Farmout Agreement in respect of the Partial Costs provided that, if Fairchild fails to make such payments, its right to earn the Partial Interest shall cease and the agreement be terminated.

Exhibits

10.1 Participation Agreement dated December 2, 2002 between Fairchild International Corporation and Patch Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild International Corporation

/s/ George Tsafalas

George Tsafalas, President

Date: January 10, 2003